R-Can ENVIRONMENTAL INC

425 Clair Road West, P.O. Box 1719, Guelph, Ontario, Canada N1H 7X4
Phone (519) 763-1032 • Fax (519) 763-5069
e-mail: water@r-can.com • Internet: www.r-can.com

May 20th, 2005

Mr. Max Weissengruber.
Freshwater Technologies
30 Denver Crescent, Suite 200.
Toronto, ON
M2J 1G8

**Subject: Distribution of R-Can Sterilight and AWP Water Treatment Products.**

Good day Max,

Thank you for taking the time in visiting our offices this week; it was a pleasure meeting with you.

We are looking forward to working with our company as a non exclusive distributor of our product lines to countries in Central and South America.

As a distributor of R-Can products you are eligible for a 50% discount from our current US Sterilight price list and our US AWP price lists for both filter equipment and water softeners.

I am also looking forward to meeting and working with Brian Robertson, your associate who will be travelling to the countries in question.

Please do not hesitate to call me should you or Brian require any additional information.

We look forward to a long and mutually rewarding business relationship with your company.

Yours truly,

Ken Simms
Canadian Sales Manager
R-Can Environmental Inc